UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 18, 2007 (April 12, 2007)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On April 12, 2007, Secure Pharmacy Plus, LLC (“SPP”), an indirect subsidiary of America Service Group Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) for the sale of certain of its assets, including certain inventory, equipment and contract rights associated with its pharmaceutical distribution business, to Maxor National Pharmacy Services Corporation (“Maxor”). The purchase price for the assets is approximately $4.65 million, subject to certain adjustments as set forth in the Purchase Agreement. Prison Health Services, Inc. (“PHS”), the Company’s primary operating subsidiary and parent of SPP, also executed the Agreement as a guarantor of certain of the obligations of SPP. As provided in the Purchase Agreement, the closing of the transactions contemplated by the Purchase Agreement is scheduled to occur on May 1, 2007, with an effective date of April 30, 2007. The closing is subject to customary closing conditions and deliveries, among other things. Such closing conditions include the entry into a long-term pharmacy services agreement (the “Services Agreement”), pursuant to which Maxor will become the provider of pharmaceuticals and medical supplies to PHS. Accordingly, Maxor and PHS have entered into the Services Agreement, which will commence on May 1, 2007, subject to the closing of the Purchase Agreement, and will remain in effect until October 31, 2014 (unless terminated earlier in accordance with the terms of the Services Agreement). During the term of the Services Agreement, PHS will utilize Maxor on an exclusive basis to provide pharmaceuticals and medical and surgical supplies to PHS, except in certain specified situations, including when a PHS client elects or requires PHS to utilize another pharmacy services provider.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1.
     The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about SPP or the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as factual information at the time they were made or otherwise.
Item 8.01. Other Events.
     On April 12, 2007, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Forward-Looking Statements
     This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the Purchase Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Purchase Agreement to satisfy the conditions to closing specified in the Purchase Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2006, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

2.1	Asset Purchase Agreement, dated as of April 12, 2007, by and among Maxor National Pharmacy Services Corporation, Secure Pharmacy Plus, LLC and Prison Health Services, Inc., as guarantor.

99.1	Press Release dated April 12, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: April 18, 2007	By:	/s/ Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
2.1	Asset Purchase Agreement, dated as of April 12, 2007, by and among Maxor National Pharmacy Services Corporation, Secure Pharmacy Plus, LLC and Prison Health Services, Inc., as guarantor.

99.1	Press release dated April 12, 2007.